As filed with the Securities and Exchange Commission on May 15, 2009.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NOVATEL WIRELESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	86-0824673
(State of incorporation)	(I.R.S. Employer Identification Number)

9645 Scranton Road, Suite 205

San Diego, California 92121

(Address, including zip code,

of registrant’s principal executive offices)

AMENDED AND RESTATED

NOVATEL WIRELESS, INC.

2000 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Catherine F. Ratcliffe

Senior Vice President, Business Affairs, General Counsel and Secretary

Novatel Wireless, Inc.

9645 Scranton Road, Suite 205

San Diego, California 92121

(858) 812-3400

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☒	Non-Accelerated Filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	36,000 shares	$9.165	$329,940	$18.41

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Amended and Restated Novatel Wireless, Inc. 2000 Employee Stock Purchase Plan (the “Plan”).

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low sales prices of the Registrant’s Common Stock on May 13, 2009, as reported on the NASDAQ Global Select Market.

EXPLANATORY NOTE

Novatel Wireless, Inc. is hereby registering 36,000 additional shares of its Common Stock, par value $0.001 per share (the “Common Stock”), for issuance under the Amended and Restated Novatel Wireless, Inc. 2000 Employee Stock Purchase Plan. Registration Statement No. 333-53692 on Form S-8, filed with the Securities and Exchange Commission (the “SEC”) on January 12, 2001, and Registration Statement No. 333-145482 on Form S-8, filed with the SEC on August 15, 2007, each relating to the same class of securities, are currently effective. In accordance with General Instruction E to Form S-8, the contents of such Registration Statements are incorporated herein by reference.

Item 5.	Interests of Named Experts and Counsel.

The validity of the Common Stock to be registered hereby will be passed upon for the Company by Patrick T. Waters, the Company’s Deputy General Counsel. As of the date hereof, Mr. Waters beneficially owns 50,920 shares of Common Stock, which includes 41,136 shares of Common Stock issuable within 60 days of the date hereof upon the exercise of stock options.

Item 8.	Exhibits.

Exhibit Number

5.1*	Legal Opinion of Patrick T. Waters, Esq.

23.1*	Consent of Patrick T. Waters, Esq. is contained in Exhibit 5.1 to this Registration Statement

23.2*	Consent of KPMG LLP, Independent Registered Public Accounting Firm

24.1*	Power of Attorney is contained on the signature page of this Registration Statement

99.1	Amended and Restated Novatel Wireless, Inc. 2000 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed on August 9, 2007)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 15, 2009.

NOVATEL WIRELESS, INC.

By:	/s/ Peter V. Leparulo
Peter V. Leparulo
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Peter V. Leparulo and Catherine F. Ratcliffe, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter V. Leparulo Peter V. Leparulo	Chairman and Chief Executive Officer (principal executive officer)	May 15, 2009

/s/ Keneth G. Leddon Kenneth G. Leddon	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	May 15, 2009

/s/ James Ledwith James Ledwith	Director	May 15, 2009

/s/ Greg Lorenzetti Greg Lorenzetti	Director	May 15, 2009

/s/ Horst J. Pudwill Horst J. Pudwill	Director	May 15, 2009

John R. Ross	Director

/s/ David A. Werner David A. Werner	Director	May 15, 2009

EXHIBIT INDEX

Exhibit Number

5.1*	Legal Opinion of Patrick T. Waters, Esq.

23.1*	Consent of Patrick T. Waters, Esq. is contained in Exhibit 5.1 to this Registration Statement

23.2*	Consent of KPMG LLP, Independent Registered Public Accounting Firm

24.1*	Power of Attorney is contained on the signature page of this Registration Statement

99.1	Amended and Restated Novatel Wireless, Inc. 2000 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed on August 9, 2007)

*	Filed herewith